Exhibit 4.5(b)
                                                   --------------
                         AMENDMENT NO. 1
                                TO
             EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST
            FOR EMPLOYEES OF ATMOS ENERGY CORPORATION
             (AS RESTATED EFFECTIVE JANUARY 1, 1991)


     WHEREAS, ATMOS ENERGY CORPORATION (the "Company") has

heretofore adopted the EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

FOR EMPLOYEES OF ATMOS ENERGY CORPORATION (AS RESTATED EFFECTIVE

JANUARY 1, 1991) (the "Plan"); and

     WHEREAS, it is intended that the Plan continue to meet the requirements of Section 401(a) of the Internal Revenue Code of

1986, as amended, and the requirements of the Employee Retirement

Income Security Act of 1974; and

     WHEREAS, pursuant to the provisions of the Plan permitting the Company to amend the Plan from time to time, the Company desires to amend the Plan in certain respects as hereinafter provided;

     NOW, THEREFORE, ATMOS ENERGY CORPORATION does hereby amend the Plan in the following particulars:

     1.  Effective January 1, 1991, Section 4.01 of the Plan is

hereby revised by amending paragraph (b)(1) thereof to be and read as follows:

"4.01     Employer Contributions

                            * * * * *

          (b) Matching Contributions--(1) In General. For each Year, each Employer shall contribute on behalf of each of its Employees for whom a contribution was made pursuant to paragraph (a) of this Section
               4.01, an amount (determined by the Board of Directors of the Company in its sole discretion and applied on a uniform and nondiscriminatory basis) equal to a percentage of such Employee's Compensation which is at least twenty-five percent (25%) of a portion or all (as determined by such



               Board on such basis) of the annual percentage rate of salary reduction contributions elected by the Employee under Section 4.03; provided that, for purposes of this calculation, a Participant's annual percentage rate of salary reduction contributions for a Year shall be equal to a fraction, the numerator of which is the lesser of the Participant's salary reduction contributions for a Year made pursuant to paragraph (a) of this Section or the limitation amount specified in
               Section 402(g)(1) of the Code, and the denominator of which is the Participant's Compensation for the Year, it being intended hereby that the total matching contributions made pursuant to this paragraph (b) for a Year shall never exceed a Participant's maximum permissible salary reduction contributions for such Year; provided further that, in determining the amount of such contribution, the portion of the annual percentage rate of salary reduction contributions to be taken into account shall be the same for all Participants; provided further that, an Employer may decline to make the contribution specified in this paragraph (b) if it determines, in its sole discretion, that it will not have sufficient current or accumulated earnings and profits to make such contribution; provided further that any forfeitures under the Prior Plan which have become available for allocation during such Year in accordance with the provisions of the Prior Plan shall be taken into account in determining, and treated as part of, the aggregate Employer contributions under this paragraph (b) for such Year. Contributions made by the Employer for a given Year pursuant to this paragraph (b) shall be deposited in the Trust Fund no later than the date on which the Employer files its Federal income tax return for its taxable year within which such Year ends (including extensions which have been granted for the filing of such tax return) and may be in the form of cash or Company Stock. For any Year, an Employer may decline to make any portion of the contribution specified in this paragraph (b) if the Employer determines that such action is necessary to ensure that the discrimination tests of Section 401(m) of the Internal Revenue Code of 1986 are satisfied; or, in the alternative, the Employer may direct the Trustee to distribute 'excess aggregate contributions' (as defined in Section 401(m)(6)(3) of such Code) to the Participants by or on whose behalf such contributions were made by the last day of the following Year.

                            * * * * *"






     2.   Effective  August 1, 1992, "Trust Committee" shall be

substituted for "Amarillo National Bank," wherever such latter designation appears in the Plan.

     3.   Effective August 1, 1992, Section 2.01 of the Plan is

hereby revised by amending paragraph (mm) thereof and by adding at the end thereof a new paragraph (pp).  These amended and added provisions read as follows:

"2.01     Definitions

                            * * * * *

          (mm) TRUSTEE: The Trust Committee, or any corporation, individual or individuals appointed by the Board of Directors of the Company to administer the Trust.

                            * * * * *

          (pp) TRUST COMMITTEE: The individual or individuals employed by the Company and appointed by the Board of Directors of the Company to act as Trustee hereunder. The same provisions applicable to the Employee Stock Ownership Committee specified in Sections 8.02 and 8.07 hereof shall apply to, respectively, the appointment of the members of the Trust Committee and the procedures to be adopted by the Trust Committee for the conduct of its affairs."

     4.   Effective August 1, 1992, Section 7.03 of the Plan is

hereby revised by amending paragraph (e) thereof to be and read as follows:

"7.03     The Trustee

                            * * * * *

          (e) The Trustee shall be paid reasonable compensation commensurate with the services and responsibilities involved hereunder from time to time. The Employers shall pay the Trustee's compensation; but, if not so paid, the Trustee may pay itself from the Trust Fund. The provisions of this paragraph (e) shall not apply to any period during which the Trust Committee is serving as Trustee hereunder.






                            * * * * *"

     IN WITNESS WHEREOF, the Company has caused this AMENDMENT

NO. 1 TO EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST FOR EMPLOYEES OF

ATMOS ENERGY COMPANY (AS RESTATED EFFECTIVE JANUARY 1, 1991) to

be executed in its name and in its behalf this 14th day of

May, 1992, effective as of the dates specified above.


                                 ATMOS ENERGY CORPORATION



                                 By:/s/Don E. James
                                 Title:Sr. VP & General Counsel
ATTEST:


/s/Carolyn Shaffer
Secretary

                                 AMARILLO NATIONAL BANK



                                 By:/s/W. L. Dickey
                                 Title:Sr. VP & Sr. Trust Officer
ATTEST:


/s/Susan Powers
Vice President

























                                 TRUST COMMITTEE:


                                 By:/s/Don E. James


                                 By:/s/Steve Chenault


                                 By:/s/H. F. Harber


                                 By:/s/Dan L. Lindsey


                                 By:/s/Gordon J. Roy


THE STATE OF TEXAS     )
                       )
COUNTY  OF  DALLAS     )

     This instrument was acknowledged before me on May 14, 1992, by Don E. James, Sr. VP & General Counsel of ATMOS ENERGY
CORPORATION, a Texas corporation, on behalf of said corporation.

                                 /s/Suzanne Johnson
                                    Notary Public in and for
My Commission Expires:             the State of Texas
      7/17/94
                                 Printed Name of Notary:
                                 Suzanne Johnson



THE STATE OF TEXAS     )
                       )
COUNTY  OF  POTTER     )

     This instrument was acknowledged before me on May 29, 1992, by W. L. Dickey, Sr. V.P. & Sr. Trust Officer of AMARILLO
NATIONAL BANK, a national banking association, on behalf of said association.



                                 /s/Jacque R. Polk
                                   Notary Public in and for
My Commission Expires:               the State of Texas
   2-20-94
                                 Printed Name of Notary:
                                 Jacque R. Polk









THE STATE OF  TEXAS           )
                              )
COUNTY  OF    DALLAS          )

     This instrument was acknowledged before me on June 10, 1992, by Don E. James.



                                 /s/Suzanne Johnson
                                    Notary Public in and for
My Commission Expires:             the State of  Texas
    7/17/94
                                 Printed Name of Notary:
                                 Suzanne Johnson



THE STATE OF  TEXAS           )
                              )
COUNTY  OF    DALLAS          )

     This instrument was acknowledged before me on June 11, 1992, by Steve Chenault.



                                 /s/Jennifer E. Cobb
                                    Notary Public in and for
My Commission Expires:             the State of   Texas
        9/6/95
                                 Printed Name of Notary:
                                 Jennifer E. Cobb



THE STATE OF  TEXAS           )
                              )
COUNTY  OF    DALLAS          )

     This instrument was acknowledged before me on June 11, 1992, by H. F. Harber.



                                 /s/Judy Amos
                                    Notary Public in and for
My Commission Expires:             the State of   Texas
     10-21-95
                                 Printed Name of Notary:
                                 Judy Amos










THE STATE OF  TEXAS           )
                              )
COUNTY  OF    DALLAS          )

     This instrument was acknowledged before me on June 12, 1992, by Dan L. Lindsey.



                                 /s/Becky Bruce
                                    Notary Public in and for
My Commission Expires:             the State of Texas
     2/10/96
                                 Printed Name of Notary:
                                 Becky Bruce




THE STATE OF  TEXAS           )
                              )
COUNTY  OF    DALLAS          )

     This instrument was acknowledged before me on June 12, 1992, by Gordon J. Roy.



                                 /s/Alice M. Bledsoe
                                    Notary Public in and for
My Commission Expires:             the State of Texas
     7/29/96
                                 Printed Name of Notary:
                                 Alice M. Bledsoe























